As filed with the Securities and Exchange Commission on November 15, 2002
Registration No. 33-41736

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia (State or other jurisdiction of incorporation or organization)	62-1051971 (I.R.S. Employer Identification No.)

ONE JAMES CENTER
901 EAST CARY STREET
RICHMOND, VIRGINIA 23219
(Address, including zip code, of registrant’s Principal Executive Offices)

CSX CORPORATION 1991 EMPLOYEES STOCK PURCHASE AND
DIVIDEND REINVESTMENT PLAN
(Full title of the plan)

STEPHEN R. LARSON, ESQ.
VICE PRESIDENT-GENERAL COUNSEL
AND CORPORATE SECRETARY
CSX CORPORATION
ONE JAMES CENTER
901 EAST CARY STREET
RICHMOND, VIRGINIA 23219
(804) 783-1400
(Name, address and telephone number,
including area code, of agent for service)

Pursuant to Registration Statement No. 33-41736 on Form S-8, CSX Corporation, a Virginia corporation (the “Company”), registered 1,000,0001 shares of the Company’s Common Stock, par value $1.00 per share (including the related rights to purchase the Company’s Series B Preferred Stock “Plan Common Stock”), as well as an indeterminate number of interests (the “Plan Interests”) to be offered and sold pursuant to the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

The Company hereby de-registers all unsold shares of Plan Common Stock as well as all unsold Plan Interests.

Item 8.    Exhibits

Exhibit	Description
24.1	Power of Attorney of Certain Officers and Directors of CSX Corporation

1 Adjusted to reflect a 2-for-1 stock split effective December 21, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 15, 2002.

CSX CORPORATION

By:	/s/ DAVID A. BOOR
David A. Boor Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities indicated on November 15, 2002.

Signature	Title

/s/ JOHN W. SNOW* John W. Snow	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL J. WARD* Michael J. Ward	President and Director

/s/ PAUL R. GOODWIN* Paul R. Goodwin	Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ CAROLYN T. SIZEMORE* Carolyn T. Sizemore	Vice President and Controller (Principal Accounting Officer)

/s/ ELIZABETH E. BAILEY* Elizabeth E. Bailey	Director

/s/ ROBERT L. BURRUS, JR.* Robert L. Burrus, Jr.	Director

/s/ BRUCE C. GOTTWALD* Bruce C. Gottwald	Director

/s/ JOHN R. HALL* John R. Hall	Director

/s/ EDWARD J. KELLY, III* Edward J. Kelly, III	Director

/s/ ROBERT D. KUNISCH* Robert D. Kunisch	Director

/s/ JAMES W. MCGLOTHLIN* James W. McGlothlin	Director

/s/ SOUTHWOOD J. MORCOTT* Southwood J. Morcott	Director

/s/ CHARLES E. RICE* Charles E. Rice	Director

/s/ WILLIAM C. RICHARDSON* William C. Richardson	Director

/s/ FRANK S. ROYAL* Frank S. Royal	Director

By:	/s/ DAVID A. BOOR
David A. Boor Attorney-in-Fact

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 15, 2002

CSX CORPORATION 1991 EMPLOYEES STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN By: CSX CORPORATION, AS PLAN SPONSOR*

By:	/s/ DAVID A. BOOR
David A. Boor Vice President and Treasurer

EXHIBIT LIST

Exhibit	Description
24.1	Power of Attorney of Certain Officers and Directors of CSX Corporation